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                                                                                                                      EXHIBIT 21


                                                 LIST OF SIGNIFICANT SUBSIDIARIES
The following are the significant subsidiaries of the Registrant included in the Registrant's consolidated financial statements at
December 31, 1994.  Other subsidiaries are not listed because such subsidiaries are inactive and in the aggregate are not considered to constitute a significant subsidiary.

                                                                         Jurisdiction                              Percent of voting
                                                                         under which                               securities owned
                                                                         organized                                 by Registrant
                                                                         ------------                              -----------------
InterBold                                                                 New York                                   70% (1)

Diebold Holding Company, Inc.                                             Delaware                                  100%

The Diebold Company of Canada Limited                                     Canada                                    100%

Diebold of Nevada, Inc.                                                   Nevada                                    100%

Diebold Investment Company                                                Delaware                                  100%

DBD Investment Management Company                                         Delaware                                  100%

VDM Holding Company, Inc.                                                 Delaware                                  100%

Diebold Foreign Sales Corporation                                         St. Thomas, U.S. Virgin Islands           100% (2)

Diebold Credit Corporation                                                Delaware                                  100%

Diebold Finance Company, Inc.                                             Delaware                                  100% (2)

Diebold International Limited                                             United Kingdom                            100%

Diebold Pacific, Limited                                                  Hong Kong                                 100%

InterBold Pacific Limited                                                 Hong Kong                                  70% (3)

InterBold Germany GmbH                                                    Germany                                    70% (3)

Interbold Technologies, Inc.                                              Delaware                                   70% (3)

ATM Finance, Inc.                                                         Ohio                                      100%

Diebold Mexico Holding Company, Inc.                                      Delaware                                  100%

Diebold Latin America Holding Company, Inc.                               Delaware                                  100%

Diebold Mexico, S.A. de C.V.                                              Mexico                                    100% (4)

DBD Resource Leasing, S.A. de C.V.                                        Mexico                                    100% (5)

China Diebold Financial Equipment Company LTD. (China)                    Peoples Republic of China                  65% (6)

Central Security Systems, Inc.                                            Hawaii                                    100%

MedSelect Systems, Inc.                                                   Delaware                                  100%


(1)  70% of partnership interest is owned by Diebold Holding Company, Inc. which is 100% owned by the Registrant.

(2)  100% of voting securities are owned by Diebold Investment Company which is owned 100% by the Registrant.

(3)  100% of voting securities are owned by InterBold which is 70% owned by Diebold Holding Company, Inc.; Diebold Holding Company,
     Inc. is 100% owned by the Registrant.

(4)  100% of voting securities are owned by Diebold Mexico Holding Company, Inc.

(5)  100% of voting securities are owned by Diebold Mexico, S.A. de C.V. which is 100% owned by Diebold Mexico Holding Company, Inc.

(6)  65% of voting securities are owned by the Registrant.
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